SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant /  /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


                                WHX CORPORATION
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                  (Name of Persons(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:
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     / /  Fee paid previously with preliminary materials:
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     / /  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

FOR IMMEDIATE RELEASE


               WHX ANNOUNCES SUPPORT OF INSTITUTIONAL SHAREHOLDER
                                  SERVICES IN
                   GLOBAL INDUSTRIAL TECHNOLOGIES PROXY FIGHT

       New York - May 24, 1999 - WHX Corporation (NYSE: WHX) today announced that Institutional Shareholder Services ("ISS"), the nation's leading voting advisory service, has recommended that its clients, including institutional investors, mutual funds and other fiduciaries, support WHX's platform at the May 28th Annual Meeting of Global Industrial Technologies (NYSE: GIX). ISS recommends that GIX shareholders support the WHX proposals on the blue proxy card, including the election of the WHX Nominee, the declassification of the Board and submitting the redemption of the poison pill to a vote of Global shareholders.

In its report, ISS noted Mr. LaBow's track record of delivering value from deals, commenting that "achieving value is what this contest is all about." ISS added, "The mere presence of Mr. LaBow has value."

Ron LaBow, chairman of WHX, said, "We appreciate ISS's support and will continue to work diligently toward our goal of maximizing value for all Global shareholders."

As previously announced on May 21, 1999, WHX increased its cash tender offer for any and all outstanding shares of Global Industrial Technologies, Inc. to $11.50 per share. In connection with this enhanced proposal, the tender offer has been extended through 12:00 midnight, New York City time, on Friday, June 4, 1999. WHX is one of the largest shareholders of GIX, with 2,173,800 shares currently owned, representing approximately 9.8% of the outstanding shares. WHX, along with GT Acquisition Corp., Mr. Ronald LaBow and Mr. Marvin Olshan, may be deemed to be participants in the soliciation of proxies in connection with the 1999 Annual Meeting of Global.

The tender offer remains subject to, among other things, the Rights Condition, the Supermajority Condition, the Business Combination Condition and the Defensive Action Condition, all as described in the Offer to Purchase previously mailed to Global stockholders.

WHX is a holding company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized basis. WHX's primary businesses currently are Handy & Harman, a diversified manufacturing company whose strategic business segments encompass, among others, specialty wire and tubing, and precious metals plating, stamping and fabrication, and Wheeling-Pittsburgh Steel Corporation, a vertically integrated manufacturer of value-added and flat rolled steel products. WHX's other businesses include Unimast Incorporated, a leading manufacturer of steel framing and other products for commercial and residential construction and WHX Entertainment

Corp., a co-owner of a racetrack and video lottery facility located in Wheeling, West Virginia.


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Contacts:
          Abernathy MacGregor Frank
          Patricia Sturms/Kate Huneke
          (212) 371-5999